CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Enova Systems, Inc.'s Registration Statements on Form S-8 (No. 333-95701) and Form S-1 (333-85308 and 333-96829) of our report on the audit of the financial statements of Enova Systems, Inc., as of December 31, 2002 and 2001, and for each of the three years ended December 31, 2002. Our report, which is dated February 24, 2003, appears in the Annual Report on Form 10-K of Enova Systems, Inc., for the year ended December 31, 2002.


                                                     /s/ MOSS ADAMS LLP

Santa Rosa, California
March 31, 2003